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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Peet's Coffee & Tea, Inc. (formerly Peet's Companies, Inc.) on Form S-8 of our report dated November 10, 2000 (January 22, 2001 as to Note 14) appearing in the Company's prospectus filed on January 25, 2001 pursuant to Rule 424(b) under the Securities Act of 1933.


/s/ Deloitte & Touche LLP

San Francisco, California
February 7, 2001